UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

VALCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28416	58-1700840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

429 Rockaway Valley Road Boonton Township, New Jersey	07005
(Address of Principal Executive Offices)	(Zip Code)

(973) 588-7084

(Registrant’s Telephone Number, Including Area Code)

Copies to:

Jonathan R. Shechter, Esq.

Alon Harnoy, Esq.

Shiboleth LLP

1 Penn Plaza, 25th Floor

New York, New York 10119

Phone: (212) 244-4111

Fax: (212) 563-7108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2012, Vince Vellardita notified ValCom, Inc. (the “Company”), in a letter dated April 20, 2012, that he is resigning as a member of the board of directors, effective immediately. Mr. Vellardita’s resignation letter stated management conflicts among members of the board of directors as the cause for his resignation.

On April 23, 2012, the board of directors also received Frank O’Donnell’s resignation as a member of the board. Mr. O’Donnell cited personal reasons as the cause of his resignation.

Item 7.01 Regulation FD Disclosure

On April 26, 2012, the Company issued a press release in connection with the resignations of Messrs. Vellardita and O’Donnell. The press release further sets out that the Company has filed a lawsuit in the Court of Chancery of the State of Delaware against Vincent Vellardita, Nalin Rathod and Rahul Rathod, and Solomed Pte. Ltd., alleging, among other things, corporate mismanagement, corporate waste, self-dealing, breach of fiduciary duties, breach of duty of loyalty, and breach of the implied duty of good faith and fair dealing. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valcom, Inc.

Date: April 26, 2012	By:	/s/ Timothy Harrington
Name: Timothy Harrington
Title: Chief Executive Officer